Exhibit 13.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER
FURNISHED PURSUANT TO SECTION 906 OF THE SARBANES- OXLEY ACT OF 2002

In connection with the annual report of Quaterra Resources Inc. (the “Company”) on Form 20-F for the period ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) to which this certification is attached, I, Lei Wang, Chief Financial Officer of the Company, certify solely for the purposes of 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 3, 2019	/s/ Lei Wang
Lei Wang
Chief Financial Officer

This certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934 (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.